Exhibit 99.3
Report of Independent Registered Public Accounting Firm
To the Audit Committee, Board of Directors,
     and Shareholders of Graymark Healthcare, Inc.
We have audited the accompanying balance sheets of somniTech, Inc. as of June 30, 2009 and 2008, and the related statements of operations, shareholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2009 and 2008, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.
/s/ Eide Bailly LLP
December 17, 2009
Minneapolis, Minnesota

SOMNITECH, INC.
Balance Sheets
As of June 30, 2009 and 2008

	2009	2008

ASSETS

Cash and cash equivalents	$89,985	$242,714
Accounts receivable, net of allowance for doubtful accounts of $80,201 and $97,634, respectively	815,487	939,704
Receivable from somniCare, Inc.	—	143,184
Other current assets	18,914	24,529

Total current assets	924,386	1,350,131
Property and equipment, net	840,522	1,051,411
Intangible assets, net	103,316	123,979
Goodwill	3,055,189	2,322,612
Other assets	389,799	23,518

Total assets	$5,313,212	$4,871,651

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities:
Accounts payable	$118,773	$125,588
Accrued liabilities	1,014,410	966,871
Payable to somniCare, Inc.	281,102	—
Short-term debt	919,423	500,000
Current portion of long-term debt	283,305	271,357

Total current liabilities	2,617,013	1,863,816
Deferred tax liabilities	54,436	44,802
Long-term debt, net of current portion	403,117	320,607

Total liabilities	3,074,566	2,229,225

Shareholders’ Equity:
Common stock $0.0001 par value, 1,000 shares authorized, issued and outstanding	—	—
Paid-in capital	1,175,577	1,636,746
Retained earnings	1,063,069	1,005,680

Total shareholders’ equity	2,238,646	2,642,426

Total liabilities and shareholders’ equity	$5,313,212	$4,871,651

See Accompanying Notes to Financial Statements

SOMNITECH, INC.
Statements of Operations
For the Years Ended June 30, 2009 and 2008

	2009	2008
Revenues	$7,886,742	$7,885,556
Cost of sales	2,745,763	2,521,925

Gross profit	5,140,979	5,363,631

Costs and Expenses:
Selling, general and administrative	4,586,989	4,636,629
Depreciation and amortization	389,203	417,600

	4,976,192	5,054,229

Income from continuing operations	164,787	309,402

Other (Income) Expense:
Interest expense	94,296	83,703
Other (income)	(18,999)	(10,704)

Total other expense, net	75,297	72,999

Net income before provision for income taxes	89,490	236,403
Provision for income taxes	32,101	85,376

Net income	$57,389	$151,027

See Accompanying Notes to Financial Statements

SOMNITECH, INC.
Statements of Shareholders’ Equity
For the Years Ended June 30, 2009 and 2008

			Additional
	Common Stock		Paid-In	Retained
	Shares	Amount	Capital	Earnings

Balance, June 30, 2007	1,000	$—	$2,029,938	$854,653

Distributions to Parent	—	—	(393,192)	—
Net income	—	—	—	151,027

Balance, June 30, 2008	1,000	—	1,636,746	1,005,680

Contributions from Parent	—	—	350,408	—
Distributions to Parent	—	—	(811,577)	—
Net income	—	—	—	57,389

Balance, June 30, 2009	1,000	$—	$1,175,577	$1,063,069

See Accompanying Notes to Financial Statements

SOMNITECH, INC.
Statements of Cash Flows
For the Years Ended June 30, 2009 and 2008

	2009	2008
Operating activities:
Net income	$57,389	$151,027
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	389,203	417,600
Deferred income taxes	9,634	3,317
Changes in assets and liabilities —
Accounts receivable	124,217	(115,246)
Due to / from somniCare, Inc.	424,286	199,052
Other assets	5,615	21,017
Accounts payable	(6,815)	4,641
Other liabilities	22,385	91,481

Net cash provided by operating activities	1,025,914	772,889

Investing activities:
Payment of earnout obligation	(288,000)	—
Purchase of property and equipment	(157,651)	(185,864)
Deposit paid on software and equipment	(366,281)	—

Net cash used in investing activities	(811,932)	(185,864)

Financing activities:
Contributions from Parent	350,408	—
Distributions to Parent	(811,577)	(393,192)
Debt proceeds	376,393	143,043
Debt payments	(281,935)	(471,203)

Net cash used in financing activities	(366,711)	(721,352)

Net change in cash and cash equivalents	(152,729)	(134,327)
Cash and cash equivalents at beginning of year	242,714	377,041

Cash and cash equivalents at end of year	$89,985	$242,714

Noncash Investing and Financing Activities:
Seller-financing of earnout obligation	$419,423	$—

Accrual of earnout obligation	$25,154	$707,423

Cash Paid for Interest and Income Taxes:
Interest expense	$94,000	$84,000

Income taxes	$—	$—

See Accompanying Notes to Financial Statements

SOMNITECH, INC.
Notes to Financial Statements
For the Years Ended June 30, 2009 and 2008
Note 1 — Nature of Business
     somniTech, Inc. (the “Company”) is organized in Kansas and is a wholly-owned subsidiary of Avastra, LTD., an Australian corporation (the “Parent”). The Company provides sleep testing services and treatment for sleep disorders at sleep diagnostic centers in Iowa, Kansas, Minnesota, Missouri, Nebraska and South Dakota. The Company’s services are used primarily by patients with obstructive sleep apnea. These centers provide monitored sleep diagnostic testing services to determine sleep disorders in the patients being tested. The majority of the sleep testing is to determine if a patient has obstructive sleep apnea. Positive airway pressure provided by sleep/personal ventilation (or “CPAP”) equipment is the American Academy of Sleep Medicines preferred method of treatment for obstructive sleep apnea. The Company’s sleep diagnostic facilities also determine the correct pressure settings for patient treatment with positive airway pressure.
Note 2 — Summary of Significant Accounting Policies
     Use of estimates — The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Company to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.
     Subsequent events — We have evaluated subsequent events through the date the financial statements were issued on December 17, 2009.
     Revenue recognition — Revenue from sleep center services are recognized in the period in which services are provided to customers and are recorded at net amounts estimated to be paid by the third party payors or customers. Insurance benefits are assigned to the Company and the Company bills on behalf of its customers.
     Cash and cash equivalents — The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents.
     Accounts receivable — Accounts receivable are reported net of allowances for doubtful accounts of $80,201 and $97,634 as of June 30, 2009 and 2008, respectively. The majority of the Company’s accounts receivable are due from private insurance carriers, Medicaid / Medicare and other third party payors, as well as from customers under co-insurance and deductible provisions.
     The Company’s allowance for doubtful accounts is an estimate of net amounts collectable based on the age of the accounts and historic collection patterns from the various payors. Accounts are written-off when, due to the age of the account or based on other specific information, the account is deemed uncollectable.
     Property and equipment — Property and equipment is stated at cost and depreciated using the straight line method to depreciate the cost of various classes of assets over their estimated useful lives. At the time assets are sold or otherwise disposed of, the cost and accumulated depreciation are eliminated from the asset and depreciation accounts; profits and losses on such dispositions are reflected in current operations. Fully depreciated assets are written off against accumulated depreciation. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

     The estimated useful lives of the Company’s property and equipment are as follows:

Asset Class	Useful Life

Equipment	5 to 7 years
Software	3 to 7 years
Furniture and fixtures	7 years
Leasehold improvements	25 years or remaining lease period, whichever is shorter
Vehicles	3 to 5 years
     Goodwill and Intangible Assets — Goodwill is the excess of the purchase price paid over the fair value of the net assets of the acquired business. Goodwill and other indefinitely — lived intangible assets are not amortized, but are subject to annual impairment reviews, or more frequent reviews if events or circumstances indicate there may be an impairment of goodwill.
     Intangible assets other than goodwill which consist of covenants not to compete are amortized over their estimated useful lives of seven years using the straight line method. The Company evaluates the recoverability of identifiable intangible asset whenever events or changes in circumstances indicate that an intangible asset’s carrying amount may not be recoverable.
     Advertising Costs — Advertising and sales promotion costs are expensed as incurred. Advertising expense for the years ended June 30, 2009 and 2008 totaled $62,554 and $54,261, respectively.
     Income Taxes — The Company is part of a controlled group owned by Parent that collectively file a consolidated income tax return. Income taxes payable are recorded as a liability until such time as settled with Parent.
     The Company recognizes deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. In the event the Company determines that the deferred tax assets will not be realized in the future, the valuation adjustment to the deferred tax assets is charged to earnings in the period in which the Company makes such a determination.
     The Company uses a two-step process to evaluate a tax position. The first step is to determine whether it is more-likely-than-not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement.
     Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. The Company reports tax-related interest and penalties as a component of income tax expense.
     Based on all known facts and circumstances and current tax law, the Company believes that the total amount of unrecognized tax benefits as of June 30, 2009, is not material to its results of operations, financial condition or cash flows. The Company also believes that the total amount of unrecognized tax benefits as of June, 2009, if recognized, would not have a material effect on its effective tax rate. The Company further believes that there are no tax positions for which it is reasonably possible, based on current tax law and policy that the unrecognized tax benefits will significantly increase or decrease over the next 12 months producing, individually or in the aggregate, a material effect on the Company’s results of operations, financial condition or cash flows.
     Fair value of financial instruments — The recorded amounts of cash and cash equivalents, other receivables, and accrued liabilities approximate fair value because of the short-term maturity of these items. The Company calculates the fair value of its borrowings based on estimated market rates. Fair value estimates are based on relevant market information and information about the individual borrowings. These estimates are subjective in nature, involve matters of judgement and therefore, cannot be determined with precision. Estimated fair values are significantly affected by the assumptions used. Based on the Company’s calculations at June 30, 2009 and 2008, the carrying amount of the Company’s borrowings approximates fair value.
     New Accounting Pronouncements —
     FIN 48 — In June 2006, the Financial Accounting Standards Board (FASB) issued Interpretation 48, “Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 is intended to clarify the accounting for uncertainty in income taxes recognized in a company’s financial statements and prescribes the recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 became effective for the years beginning after December 15, 2006.
     Under FIN 48, evaluation of a tax position is a two-step process. The first step is to determine whether it is more-likely-than-not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement.
     Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met.
     The adoption of FIN 48 did not have a material impact on the Company’s financial position, results of operations, or cash flows as of June 30, 2009 and 2008.
     SFAS 157 — In September 2006, the FASB issued Statement No. 157, “Fair Value Measurements” (“SFAS No. 157”). SFAS 157 addresses how companies should measure fair value when they are required to use a fair value measure for recognition or disclosure purposes under GAAP. SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. In February 2008, the FASB issued FASB Staff Position No. 157-2, “Effective Date of FASB Statement No. 157” which delays the effective date of SFAS 157 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually) until January 1, 2009. The adoption of SFAS 157 did not have a material impact on the Company’s financial position, results of operations, or cash flows.
     SFAS 141(R) and SFAS 160 — In December 2007, the FASB issued SFAS No. 141 (Revised), “Business Combinations” (“SFAS 141 (R)”), replacing SFAS No. 141, “Business Combinations” (“SFAS 141”), and SFAS 160, “Noncontrolling Interests in Consolidated Financial Statements — an Amendment of ARB No. 51” (“SFAS 160”). SFAS 141(R) retains the fundamental requirements of SFAS 141, and broadens its scope by applying the acquisition method to all transactions and other events in which one entity obtains control over one or more other businesses, and requires, among other things, that assets acquired and liabilities assumed be measured at fair value as of the acquisition date, that liabilities related to contingent consideration be recognized at the acquisition date and remeasured at fair value in each subsequent reporting period, that acquisition-related costs be expensed as incurred, and that income be recognized if the fair value of the net assets acquired exceeds the fair value of the consideration transferred. SFAS 160 establishes accounting and reporting standards for noncontrolling interests (i.e., minority interests) in a subsidiary, including changes in a parent’s ownership interest in a subsidiary and requires, among other things, that noncontrolling interests in subsidiaries be classified as a separate component of equity. Except for the presentation and disclosure requirements of SFAS 160, which are to be applied retrospectively for all periods presented, SFAS 141 (R) and SFAS 160 are to be applied prospectively in financial statements issued for fiscal years beginning after December 15, 2008. Management is assessing the impact SFAS 160 will have on the Company’s financial statements.
Note 3 — Property and Equipment
     Following are the components of property and equipment included in the accompanying balance sheets as of June 30, 2009 and 2008:

	2009	2008
Equipment	$1,748,427	$1,665,976
Furniture and fixtures	543,561	537,499
Software	262,952	256,001
Vehicles	135,623	97,397
Leasehold improvements	469,723	472,858

	3,160,286	3,029,731

Accumulated depreciation	(2,319,764)	(1,978,320)

	$840,522	$1,051,411

     Depreciation expense for the years ended June 30, 2009 and 2008 was $368,540 and $396,937, respectively.
Note 4 — Goodwill and Other Intangibles
     The change in the carrying amount of goodwill during the year ended June 30, 2009 and 2008 was as follows:

June 30, 2007	$1,615,189
Earnout obligation	707,423

June 30, 2008	2,322,612
Earnout obligation	732,577

June 30, 2009	$3,055,189

     The earnout obligation is to the former owner of the Company who is also a member of the Company’s management team.
     As of June 30, 2009, the Company had $3.1 million of goodwill resulting from business acquisitions. Goodwill and intangibles assets with indefinite lives must be tested for impairment at least once a year. Carrying values are compared with fair values, and when the carrying value exceeds the fair value, the carrying value of the impaired asset is reduced to its fair value. The Company tests goodwill for impairment on an annual basis in June or more frequently if management believes indicators of impairment exist. The performance of the test involves a two-step process. The first step of the impairment test involves comparing the fair values of the applicable reporting units with their aggregate carrying values, including goodwill. The Company generally determines the fair value of its reporting units using the income approach methodology of valuation that includes the discounted cash flow method as well as other generally accepted valuation methodologies. If the carrying amount of a reporting unit exceeds the reporting unit’s fair value, the Company performs the second step of the goodwill impairment test to determine the amount of impairment loss. The second step of the goodwill impairment test involves comparing the implied fair value of the affected reporting unit’s goodwill with the carrying value of that goodwill.

     The Company’s evaluation of goodwill completed during June 2009 and 2008 resulted in no impairment losses.
     Intangible assets as of June 30, 2009 and 2008 include the following:

	Useful	2009			2008
	Life	Gross	Accumulated		Gross	Accumulated
	(Years)	Amount	Amortization	Net	Amount	Amortization	Net
Covenants not to compete	7	$144,642	$(41,326)	$103,316	$144,642	$(20,663)	$123,979

     Amortization expense for the years ended June 30, 2009 and 2008 was $20,663 and $20,633, respectively. Amortization expense for the next five years related to theses intangible assets is expected to be $20,633 in each year.
Note 5 — Other Assets
     As of June 30, 2009, the Company had on deposit $366,281 for the purchase of sleep diagnostic software and equipment. The deposit is included in other assets in the accompanying balance sheet. The Company is obligated to pay an additional $278,500 to complete the purchase.
Note 6 — Short Term Debt
     As of June 30, 2009, the Company had a note payable to the former owner of the Company in the amount of $419,423. The note bears interest at 8% per annum and matures on August 15, 2009. Interest on the note is payable monthly beginning on November 1, 2008; principal is due at maturity. Interest expense paid to the former owner during the year ended June 30, 2009 was $30,445. No interest expense was paid to the former owner during the year ended June 30, 2008. The Company granted a security interest in 100% of the Company’s common stock to the former owner of the Company to secure the Company’s earnout obligations and short-term debt owed to the former owner. This note was paid-off in August 2009.
     As of June 30, 2009 and 2008, the Company had a line of credit to a bank in the amount of $500,000. The line of credit is secured by a security interest in all assets of the Company. The line of credit bears interest at 4.5% per annum and matures on October 31, 2009. Interest on the line of credit is due monthly. As of June 30, 2009, there was no amount available to borrow on the line of credit.
Note 7 — Long Term Debt
     As of June 30, 2009 and 2008, the Company had notes payable to a bank totaling $671,691 and $540,844, respectively. The notes are secured by a security interest in all assets of the Company. The notes payable are secured by a security interest in all assets of the Company. The notes bear interest at fixed rates ranging from 7.3% to 8.4% and mature on dates ranging from July 29, 2009 to June 1, 2013. As of June 30, 2009, the Company is required to make monthly payments of principal and interest totaling $99,490. As of June 30, 2009, two of the notes payable have a combined $336,790 which is still available to be drawn. The undrawn amount will be advanced as the Company completes the purchase of the sleep diagnostic software and equipment discussed in Note 5.
     As of June 30, 2009 and 2008, the Company had notes payable used for the purchase of vehicles and equipment totaling $14,731 and $51,121, respectively. The notes are secured by the respective vehicle or equipment financed and bear interest at fixed rates ranging from 4% to 13% and mature on dates ranging from October 1, 2009 to September 23, 2010. As of June 30, 2009, the Company is required to make monthly payments of principal and interest totaling $4,903.

     At June 30, 2009, future maturities of long-term debt were as follows:

2010	$283,305
2011	193,892
2012	109,085
2013	100,140
Note 8 — Operating Leases
     The Company leases all of the real property used in its business for office space and sleep testing facilities under operating lease agreements. Rent is expensed as paid consistent with the terms of each lease agreement over the term of each lease. In addition to minimum lease payments, certain leases require reimbursement for common area maintenance and insurance, which are expensed when incurred.
     The Company’s rental expense for operating leases the years ended June 30, 2009 and 2008 was $610,620 and $586,103, respectively.
     Following is a summary of the future minimum lease payments under operating leases as of June 30, 2009:

2010	$531,474
2011	473,051
2012	293,901
2013	229,559
2014	194,519
Thereafter	2,440,000

Total	$4,162,504

Note 9 — Income Taxes
     The Company’s income tax provision for the years ended June 30, 2009 and 2008 consists of:

	2009	2008
Current provision	$22,467	$82,059
Deferred provision	9,634	3,317

Total	$32,101	$85,376

     Deferred income tax assets and liabilities as of June 30, 2009 and 2008 are comprised of:

	2009	2008
Deferred income tax assets:
Intangible assets	$10,102	$5,694
Accounts receivable	32,080	39,054

Total deferred tax assets	42,182	44,748
Deferred income tax liabilities:
Fixed assets, net	(96,618)	(89,550)

Deferred tax liability, net	$(54,436)	$(44,802)

     The provision for income taxes differs from the amount computed by multiplying income before taxes by the statutory federal income tax rate due to state income taxes, differences between book and tax depreciation and amortization, and nondeductible allowance for bad debts. Income taxes payable at June 30, 2009 and 2008, was $104,516 and $82,059, respectively.

Note 10 — Related Party Transaction
     The Company’s corporate offices are occupied under a 60-month lease with Tripod, L.L.C. (“Tripod”), requiring monthly rental payments of $12,696; the lease matures on September 30, 2011. Ms. Pamela R. Gillis, a member of the Company’s management team, controls Tripod. During the year ended June 30, 2009 and 2008, the Company incurred $152,352 in lease expense under the terms of the lease.
     One of the Company’s sleep center location is occupied under a 25 year lease with PRG, L.L.C. (“PRG”), requiring monthly rental payments of $15,250; the lease matures on October 31, 2027. Ms. Pamela R. Gillis, a member of the Company’s management team, controls PRG. During the year ended June 30, 2009 and 2008, the Company incurred $183,000 in lease expense under the terms of the lease.
     During the year ended June 30, 2009 and 2008, the Company paid Parent $205,400 and $102,900, respectively, for billing and collection services performed by Parent on behalf of the Company.
     As of June 30, 2009, the Company had a payable to somniCare, Inc. (“somniCare”) for $281,102. As of June 30, 2008, the Company had a receivable from somniCare for $143,184. somniCare is an entity under common ownership of Parent.
Note 11 — Subsequent Event
     On August 24, 2009, 100% of the ownership of the Company was sold to Graymark Healthcare, Inc. (“Graymark”) for $2,594,000. In conjunction with the sale to Graymark, Graymark settled all existing and future earnout obligations with the former owner of the Company.